CONSENT OF INDEPENDENT ACCOUNTANTS
_______________________







We consent to the inclusion of our report dated October 6, 1995 appearing in Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A) of Dreyfus-Wilshire Target Funds, Inc. to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended.



We also consent to the reference to our firm under the captions
"Financial Highlights" in the prospectus and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent
Accountants" in the Statement of Additional Information.




                                       COOPERS & LYBRAND L.L.P.





New York, New York
November 13, 1995